

Omni Bio Pharmaceutical, Inc

(OTCBB:OMBP)

Accredited Members, Inc
Fall Equity Micro-Cap Conference
Colorado Springs, CO
September 28, 2009

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this presentation are forward-looking statements. The forward-looking statements in this presentation are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include the risks described from time to time in our reports filed with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q all of which are available at www.sec.gov. We refer you to the "Forward-Looking Statements" and "Risk Factors" sections of these filings.

Pioneering the Discovery, Development, and Commercialization of Alternative Therapies for Diabetes, Bacterial and Viral Disease, and Transplant Rejection

OmniBio

Omni is positioned to take advantage of large markets which have unmet medical needs at the present time

- Type 1 Diabetes-Approximately 2 million patients in the US alone, potential $5-10 billion market. Total Current Market size for Diabetes drugs and services (type 1 and 2) of $92 billion per Cannacord Adams.
- Biohazards including Anthrax-over $5 billion in US government funding provided by Project Bioshield of 2004 for biohazard countermeasures
- Influenza -Some estimates project 40-50% of US population could be infected by H1N1, with increased mortality in specific populations, including infants

OmniBio

Omni Bio's Objectives

- To develop, patent, and commercialize new indications in potentially large markets, for drugs that have received previous FDA approval for other indication(s)
- By utilizing drugs with existing approvals, new indications will be able to piggy-back on the safety record of the existing indication
- Whereas safety issues will be minimized in such cases, FDA approval will likely focus on efficacy, allowing such compounds to reach approval in a fraction of the time normally needed for a New Drug Approval (NDA)

OmniBio

Omni Bio Overview

- Omni Bio became a Public Company on March 31, 2009 when it completed a reverse merger and financing for $1.87 million, provided by institutional investors
- Omni is the licensee of three patent portfolios from the University of Colorado related to:
  - Patent applications for the Treatment of Graft vs. Host Disease/Transplant Rejection and Diabetes
  - An issued patent for the treatment of Viral Disease including influenza and HIV
  - Patent applications for the treatment of Bacterial Disease, including tuberculosis and anthrax (biohazard, potential terrorist threat)
- An affiliate of the University of Colorado owns approximately 6% of Omni's common stock

Omni is the licensee of filed patent applications owned by the University of Colorado

- These filed patents include the method of use for the treatment of diabetes utilizing AAT
- Our strategy is to sub-license the patents to one or more producers of AAT, many of whom are major pharmaceutical companies
- AAT in North America is approximately a $150 million dollar market for emphysema and chronic obstructive pulmonary disorder (COPD) in AAT deficient patients
- A number of areas of research where Omni is seeking patent protection are markets that dwarf AAT's existing applications

Management

- Acting Chief Executive Officer-Charles A. Dinarello, MD (Yale)
  Member of the National Academy of Sciences -Listed by Institute for Scientific Information as the world's fourth most cited scientist for 20 years (1982-2003). Numerous international awards including 2009 Crafoord Prize (Royal Swedish Academy), 2009 Albany Medical School Prize (the US's largest prize in medicine) and has been advised that in 2010, the Paul Ehrlich Prize, Germany's most prestigious prize in medicine.

- Chief Financial Officer-Robert C. Ogden, CPA
  20 years senior financial management experience, past experience as CPA with major public accounting firm, and prior experience as CFO of microcap companies. BS Commerce, University of Virginia.

- Chief Operating Officer-Edward C. Larkin
  30 years experience in securities, corporate finance and regulatory matters including contractual and negotiating experience. Past experience as a director of a number of NASDAQ listed companies. MBA, University of Denver. BS Finance, University of Colorado.

OmniBio

Principal Investigator at the University of Colorado, Anshutz Medical Center

Dr. Leland Shapiro, MD , FACP

- Associate Professor of Medicine University of Colorado
- Certified by American Board of Internal Medicine
- University of Massachusetts School of Medicine
- Broadly published researcher

Dr. Shapiro is an innovative investigator of new uses of alpha 1 antitrypsin in human disease and a specialist in infectious disease.

OmniBio

Scientific Advisory Board

- Dr. Michael Iseman-National Jewish Hospital and Professor at the University of Colorado. Dr. Iseman is a prominent international expert on tuberculosis, particularly, and drug resistant tuberculosis.

- Dr. James Crapo- National Jewish Hospital and Professor at the University of Colorado, prior Chief of Pulmonary and Critical Care for 15 years at Duke Medical Center. Past President of American Thoracic Society. Highly respected and published in lung diseases.

- Dr. James Mier- Associate Professor at Harvard Medical School-Oncologist at Beth Israel Deaconess and the Dana –Farber Cancer Institute. Well known for his work in cancer immunology.

- Dr. Eli Lewis- Ben Gurion University (Israel). Member American Association of Immunologists. Leader in research on AAT, diabetes and organ transplantation.

OmniBio

What is Alpha 1 Antitrypsin (AAT)?

- AAT is a naturally occurring human serum protein. AAT is currently FDA approved and prescribed for emphysema and chronic obstructive pulmonary disorder in AAT deficient patients.
- Omni's three licenses relate to new discoveries for the use of AAT in the treatment of various diseases with large market sizes.
- AAT has one of the highest safety records of any biological substance.
- Animal studies have demonstrated that AAT has potential use for treating various types of bacterial and viral diseases. Our first clinical trial in patients with Type 1 diabetes is awaiting initial IRB approval and will submit with the FDA for an IND approval upon approval from the IRB.

OmniBio

Omni Bio Pharmaceuticals Plans Initiation of a Human Clinical Trial of Alpha 1 on Type 1 Diabetes

A promising new method for the treatment of Type 1 Diabetes

A previously approved trial of AAT for off-label use will potentially allow human clinical trials in Type 1 diabetes patients.

OmniBio

Institutional Review Board Submission

Omni Bio and a prominent research hospital are nearing initial Institutional Review Board (IRB) approval to conduct the first trial of AAT in recently diagnosed Type 1 diabetes in children and adolescents (specifically Office for Human Research Protections).

An institutional review board (IRB), also known as an independent ethics committee(IEC) or ethical review board (ERB), is a committee that has been formally designated to approve, monitor, and review biomedical and behavioral research involving humans with the aim to protect the rights and welfare of the research subjects. In the United States, the Food and Drug Administration (FDA) and Department of Health and Human Services (specifically Office for Human Research Protections regulations have empowered IRBs to approve, require modifications in planned research prior to approval, or disapprove research.

OmniBio

Type 1 Diabetes (aka Juvenile Diabetes)

- Type 1 Diabetes occurs when the body's immune system attacks and destroys certain cells in the pancreas. The cells, called beta cells, normally produce insulin, however when beta cells are destroyed no insulin can be produced, causing the uncontrolled glucose to damage various organ systems in the body.
- For this reason people with type 1 diabetes must take insulin in order to stay alive
- Complications of diabetes can include cardiovascular disease, hypoglycemia (low blood sugar), diabetic kidney disease (nephropathy), nerve damage (neuropathy), and blindness (reinopathy). These complications commonly result in a shortening of life span, and eventually death.

OmniBio

Basis of Type 1 Diabetes Therapy Thesis

- In mice, AAT protects the insulin-producing beta cells against toxic agents
- AAT has been demonstrated to protect HUMAN islet cells against toxic effects of inflammatory cytokines. Inflammatory cytokines are produced in type 1 diabetes and are the cause of cell death for the insulin-producing beta cells.
- In a mouse model, AAT prevents diabetes progression in strains of mice, spontaneously halting development of the disease
- AAT has also been demonstrated to protect islet cells during transplantation from destruction that commonly occurs during transplantation or shortly thereafter

OmniBio

AAT has received previous FDA approval for the use of AAT in human pancreatic islet transplantation

- Precedent has been established for the testing of AAT in humans on off-label fields of use
- Omni has submitted a proposal to the regional Institutional Review Board to approve the protocol on a proposed trial of AAT on Type 1 Diabetes patients
- In mice, AAT has proven protective of immune destruction of insulin-producing cells, and if it is demonstrated in diabetic humans that AAT can improve insulin production or possibly result in regeneration of insulin producing cells, AAT could become a safe treatment for the early prevention of type 1 diabetes

Market Size

- Approximately 2 million Type 1 Diabetics and 22 million Type 2 Diabetics have been diagnosed in the US[1] (if only $1,000 per patient of AAT were provided annually this could infer to a potential $24 billion market)
- Approximately 8% of the US population has diabetes, and if trends continue 1 in 3 Americans will be diagnosed with diabetes in their lifetime[1]
- An additional 57 million Americans have been diagnosed with pre-diabetes, a condition where a person's blood glucose level is higher than normal but not high enough for a diagnosis of type 2 diabetes [1]
- Approximately 24% of diabetes is undiagnosed[1]

1 American Diabetes Association Data

OmniBio

How Does AAT Work?

Anti-Inflammatory
Inhibits Enzymes such as proteinase-3
Anti-Migratory
Anti-Complement
Prevents maturation of antigen presentation
Induces T-regulatory cells
Inhibits responses to inflammatory cytokine
Increases production of anti-inflammatory molecules

OmniBio

Human Islets: Effect of cytokine stimulation and protection by AAT

IL-1β/IFNγ

IL-1β/IFNγ + AAT



(72 hrs)

Influenza

- The Influenza Pandemic of 1918 caused an estimated 20-100 million deaths Worldwide, with approximately 675,000 American deaths, a number that was approximately 10X larger than our WWI casualties
- The effect of the pandemic was so severe that the average life expectancy in the US was reduced by ten years and an estimated ¼ of the US population was affected to some degree
- In the U.S. each year:
  - 10-20% of population infected (30-60 million people)
  - 114,000 hospitalizations
  - 36,000 deaths
  - Cost to economy= $3-15 billion.

OmniBio

1918



All Causes
Noninfectious Causes
Infectious Diseases
Mortality Rate per 100 000 per Year
2000
1500
1000
500
0
1900
1920
1940
1960
1980
Year

OmniBio

Effect of AAT on Flu Production at Day 2 In Vitro



400
300
300
250
200
150
100
50
0
N=68
***
N=85
**
N=30
Flu alone
AAT 3mg/m
AAT 1mg/mL

**p<0.0004, ***p<0.0001 compared to 100%

OmniBio

AAT protects cells from flu infection



Flu alone

Flu + AAT

OmniBio

Survival: Mice exposed to FLU (statistically significant, p=0.0007)



100
80
60
40
20
0
Percent survival
AAT+/+
Control
0
2
4
6
8
10
12
14
16
DAY

Proof of Concept: AAT deficiency is a risk factor for FLU infection


Percent without influenza
100
80
60
40
20
0
0
500
1,000
1,500
2,000
2,500
3,000
3,500
Time (days)
Other (n=112)
AAT deficient (n=28)
p=0.0012

AAT Therapy for FLU

1. Current FLU treatments are of modest efficacy. There is an unmet need.
2. Use as both treatment and prophylaxis
3. Should have efficacy for all Flu types including "bird FLU", "Swine Flu (H1N1)", and "weaponized" FLU
4. AAT therapy impervious to mutation-induced resistance
5. Compatible with existing FLU treatments and immunizations
6. Inhaled AAT increases AAT where infection and damage occurs in FLU (lungs)

OmniBio

AAT Technologies: Status

Indication	Laboratory studies in cells	Animal studies	Human studies	Clinical trial
Anthrax	+	+	-	NA
FLU	+	+	+	-
Diabetes	+	+	+	Pending
Graft rejection	+	+	-	Pending
Tuberculosis (TB)	+	+	-	-
HIV	+	NA	+	-

+ = completed or in process; - = has not been completed

OmniBio

Corporate Information

- Symbol: OMBP (OTCBB)
- Fiscal Year End: March 31
- Last Trade (9.25.2009): $13.50

Balance Sheet as of June 30, 2009	Amount
Cash and Equivalents	$ 1,062,058
Total Assets	1,171,813
Total Liabilities	702,621
Stockholders Equity	495,162
Working Capital	405,376

Capital Structure as of September 25, 2009	Amount
Common Stock	26,795,770
Warrants and Equivalents	9,105,500
Fully Diluted Shares	35,901,270

Business Summary

- Broad Intellectual Property Position In Major Markets

  Diabetes

  Influenza

  3 Licenses

  16 Patents Pending, 1 US Patent Issued

- Pending Initiation of Human Clinical Trial on Diabetes (provided receipt of FDA waiver)

  FDA approved pharmaceutical, pursuing new large market indications

  Low overhead, capital requirements primarily focused on sponsored research and protection of intellectual property

OmniBio

Thank you for your interest

